UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 12, 2007

China Biopharma, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-50005	04-3703334
(Commission File Number)	(IRS Employer Identification No.)

31 Airpark Road
Princeton, New Jersey 08540

(Address of principal executive offices and zip code)

609-651-8588

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

On April 12, 2007, the Board of Directors (the “Board”) of China Biopharma, Inc. (the “Company”) by unanimous written consent appointed Mr. John Murray to serve as Chief Financial Officer of the Company. With his appointment, Mr. Ya Li, resigned as Chief Financial Officer. The Board of the Company also removed Dr. Wind Chen from the position of Chief Operating Officer as a result of the board's appointment of his successor, Mr. Qiumeng Wang, to that position.

John F. Murray was the founder and CEO of Crystex Composites, LLC, Clifton, New Jersey, a company that specializes in the manufacture of molded ceramic products for the electronics and aerospace industries, between December 2002 and May 2004. Mr. Murray served as Chief Financial Officer of American Bio Medica Corporation, a NASDAQ-listed, biomedical technologies and products company, from June 1998 to October 2001. From April 1994 to June 1998, he was the Chief Financial Officer of Federal Supply, Inc., Pompano Beach, Florida. From October 1988 to April 1994, Mr. Murray served as Controller for Bio Therapeutics, Inc., Woodbridge, New Jersey. He also was Controller of Shortline, a group of transportation companies, from 1982 to 1988 and, from 1974 to 1982, of Kleber Tire & Rubber Corp. Mr. Murray was Director of Accounting for Western Union Telegraph Company from 1972 to 1974 and Senior Accountant for S.D. Leidesdorf & Co (now Ernst & Young) from 1969 to 1972. Mr. Murray received his B.B.A. in Accounting from the Baruch School of the City University of New York in 1968 and became a Certified Public Accountant in the State of New York in 1974.

Mr. Murray has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Murray had, or will have, a direct or indirect material interest.

Mr. Qiumeng Wang has been serving as General Manager of Hainan CITIC Bio-pharmaceutical Development Co., Ltd. (HCBD), a subsidiary of the Company, since 2000. HCBD is a nationwide bio-pharmaceutical distributor in China. Mr. Wang served as Director of Business Affairs and Regional Manager at Hongkong United Laboratories Co., Ltd. between 1997 and 2000. From 1991 to 1997, he served as New Product Development Department Manager and then Assistant General Manager at Harbin Pharmaceutical Company in China. Mr. Wang received his bachelor degree from Harbin Medical University, and Master of Business Administration degree from National University of Singapore.

Mr. Wang has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Wang had, or will have, a direct or indirect material interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BIOPHARMA, INC.

By:	/s/ Peter Wang
Name: Peter Wang
Title: Chief Executive Officer and Chairman of the Board
Dated: April 12, 2007

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